UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported): April 6, 2011

SKY DIGITAL STORES CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-52293	83-0463005
(State or other jurisdiction	Commission	(IRS Employer
of incorporation)	file number	Identification No.)

#1801 Building B, Hai Song Da Sha
Che Gong Miao, Fu Tian Qu
Shenzen, China 518041
(Address of principal executive offices)

Registrant’s telephone number, including area code: 86 755 82718088

Yellowcake Mining Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 6, 2011, Yellowcake Mining Inc. (the “Company”) filed with the Secretary of State of the State of Nevada an Amended and Restated Articles of Incorporation to (i) effect a reverse stock split of all of the outstanding shares of Common Stock of the Company at a ratio of 1 for 200 (the “Reverse Split), (ii) change the name of the Company to SKY Digital Stores Corp., and (iii) authorize the creation of 25,000,000 shares of “blank check” preferred stock. The Amended and Restated Articles of Incorporation was approved and adopted by the Board of Directors in accordance with the applicable provisions of the Nevada law.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 23, 2010, holders of the majority of the voting power of the outstanding capital stock of the Company as of December 23, 2010, approved the Reverse Split.  Complete details regarding the Reverse Split can be found in the Company’s Definitive Information Statement on Schedule 14C, as filed with the Securities and Exchange Commission on March 17, 2011 and all such information therein that is required to be disclosed under this Item 5.07 is hereby incorporated by reference into this Item.

Item 9.01 Financial Statements and Exhibits

3.1 Amended and Restated Articles of Incorporation, filed on April 6, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKY Digital Stores Corp.

April 12, 2011	By:	/s/ Lin Xiangfeng
Lin Xiangfeng
Chief Executive Officer and Chief Financial Officer and Secretary

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